Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-65693, 333-95339, 333-44526, 333-66028, 333-87172, 333-100092, 333-107849, 333-118129, 333-127436, 333-144297, 333-145907, 333-148606 333-163571 and 333-181313  pertaining to the 1998 Long-Term Incentive Plan, as amended and restated, the Employee Stock Purchase Plan, as amended and restated, the Directors’ Stock Option Plan, as amended, the Non-U.S. Stock Purchase Plan, and the 2002 Non-Qualified Stock Option Plan of MIPS Technologies, Inc. of our reports dated August 26, 2011 with respect to the consolidated financial statements and schedule of MIPS Technologies, Inc., and the effectiveness of internal control over financial reporting of MIPS Technologies, Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 2012.

                                                /s/ Ernst & Young LLP

San Jose, California
September 10, 2012